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                        Securities and Exchange Commission

                             Washington, D.C.  20549


                               __________________


                                   FORM 8-K

                                Amendment No. 1

                                Current Report

                      Pursuant to Section 13 or 15(d) of the

                          Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 11, 1999
                                                 ------------------


      Westar Financial Services Incorporated
      --------------------------------------
(Exact name of registrant as specified in its charter)


          Washington                 2-95465-S             91-17115252
          ----------                 ---------             -----------
(State or other jurisdiction        (Commission           (IRS Employer
   of incorporation)                File Number)      Identification Number


505 E. Union, #300, Olympia, Washington                            98501
---------------------------------------                            -----
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code  (306) 754-6227
                                                   ----------------


(Former name or former address, if changed since last report)

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Item 4.  Changes in Registrant's Certifying Accountant

In compliance with the requirements of Item 304 of Regulation S-K, the Registrant makes the following disclosures with respect to a change in its certifying accountants:

     On March 11, 1999, Westar Financial Services Incorporated (the
          "Registrant") dismissed the accounting firm of KPMG, LLP ("KPMG") and re-engaged the accounting firm of BDO Seidman LLP ("BDO") as principal accountants for the year ended March 31, 1999. The Registrant re-engaged BDO based on BDO's excellent reputation, its prior experience with the Registrant, and its expertise in the financial services industry. The Registrant's Audit Committee approved the dismissal of KPMG and the engagement of BDO on March
          11, 1999.

     During the one fiscal year audited by KPMG and the subsequent interim period prior to March 11th, there has been a disagreement with KPMG on one matter of accounting principle and no disagreement on any practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

     Because Registrant had not demonstrated a history of profitability at March 31, 1998, KPMG made the judgement that the Company should establish a 100% allowance for its deferred tax asset. The Registrant's Audit Committee discussed the disagreement with KPMG on at least two occasions. The Company disagreed with KPMG's judgement; with KPMG's use of a standard more restrictive than SEC guidelines for determination of the need for an allowance; and, with KPMG's decision to not weigh more heavily recent significant improvements in the Company's volumes, operating margins and profits. The disagreement has been resolved to KPMG's satisfaction. The Registrant has authorized KPMG to respond fully to inquiries of BDO concerning the disagreement.

          On September 2, 1998 Westar received a letter from KPMG expressing KPMG's concern over a "lack of original, contemporaneous documentation" relating to whether leases originated more than two years earlier should have been accounted for as direct financing or operating leases. Without adequate documentation, Westar might have been required by KPMG to report increased earnings in fiscal 1997 and fiscal 1998 of approximately $115,000 and $45,000, respectively. Upon KPMG's request, Westar provided KPMG with conclusive original documentation that Westar had properly accounted for the leases in question. KPMG agreed with Westar's conclusion. No changes to Westar's financial statements were made.

     KPMG's report on the consolidated financial statements for the last fiscal year ended March 31, 1998 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     BDO's report on the consolidated financial statements for the previous fiscal year ended March 31, 1997 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     The Registrant provided the above disclosure to both KPMG and BDO, and requested

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          that KPMG furnish the Registrant with a respective letter addressed to the Securities and Exchange Commission (the "SEC") stating whether they agree with the above statements. A copy of KPMG's letter dated March 22, 1999 is attached as an exhibit to this report.


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Item 7.  Exhibits

     (c)  Exhibits.
          16.2  Letter regarding change in certifying accountant--KPMG LLP

KPMG Letterhead

March 22, 1999

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for Westar Financial Services Incorporated (Westar) and, under the date of February 17, 1999, we reported on the consolidated financial statements of Westar Financial Services Incorporated and subsidiaries as of and for the year ended March 31, 1998. On March 11, 1999, our appointment as principal accountants was terminated. We have read Westar's statements included under Item 4 of its Form 8-K dated March 11, 1999, and we agree with such statements, except as follows:

     -    We make no comment regarding the information in paragraph one of
          Item 4 to the Form 8-K except that we agree with the statement that on March 11, 1999 Westar dismissed KPMG LLP.

     - We disagree with Westar's statement in the second paragraph of Item 4 to the Form 8-K that there are no reportable events and we make no comment with respect to the fourth paragraph of Item 4 other than to state that under letter dated September 2, 1998, to Robert Christensen, President, we informed Mr. Christensen that in light of the lack of original, contemporaneous documentation available to support management's accounting for leases, we believed there was a significant deficiency in Westar's internal controls which could adversely affect Westar's ability to record and report financial transactions.

     - We make no comment regarding Westar's statement in the third paragraph of Item 4 to the Form 8-K regarding the reasons for the reported disagreement.

Very truly yours,

/S/ KPMG LLP
-----------------------
KPMG LLP


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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  Westar Financial services INCORPORATED
                                  (Registrant)



                                  /s/ R.W. Christensen, Jr.
                                  -------------------------------------
                                  R.W. Christensen, Jr.
                                  President